Exhibit 23

Consent of Independent Registered Public Accounting Firm

Shawnlee Construction LLC 401(k) Plan

Plainville, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (333-156596) of Shawnlee Construction LLC of our report dated June 21, 2017, relating to the financial statements and supplemental schedule of Shawnlee Construction LLC 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Grand Rapids, Michigan

June 21, 2017